UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2010

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2010, Applied Materials, Inc. (“Applied”) entered into a Settlement Agreement (the “Agreement”) with Samsung Electronics Co., Ltd. (“Samsung”). The Agreement resolves potential civil claims and removes the risk of civil litigation between the parties relating to the alleged acquisition, misappropriation and misuse of Samsung confidential semiconductor information in Korea that is the subject of criminal proceedings pending against employees of several companies, including current and former Applied Materials Korea employees, in the Seoul Eastern District Court of the Republic of Korea (the “Korea proceedings”). Neither Applied nor any of its subsidiaries is a defendant in the Korea proceedings. The settlement terms of the Agreement pertain to potential civil claims between the parties and are separate from and do not affect criminal proceedings against individual defendants, including but not limited to the individuals charged in the Korea proceedings.

Under the Agreement, which is generally effective for a three-year period starting November 1, 2010, Applied will provide volume-based rebates on purchases of semiconductor products by Samsung and its affiliated companies. Applied also will provide volume-based incentives related to Samsung’s use of Applied systems (i) for production of semiconductor devices in applications for which Samsung has not previously used Applied systems, and (ii) for joint development activities. In addition, the Agreement includes volume-based credits for certain upgrades, engineering services and spare parts. The financial impact of the above rebates and incentives on Applied’s consolidated results of operations and financial position will depend on the volume of purchases by Samsung after the effective date of the Agreement. In fiscal 2009, Samsung accounted for approximately 10% of Applied’s consolidated net sales.

Safe Harbor Statement

This report contains forward-looking statements, including those relating to future business activities and the financial impact of the Agreement. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: the volume of Samsung’s purchases of Applied semiconductor products; Applied’s ability to accurately forecast the financial impact of the Agreement, which depends on multiple factors; and other risks described in Applied’s SEC filings, including its most recent Form 10-Q. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date of this report, and Applied undertakes no obligation to update any such statements.

Item 7.01	Regulation FD Disclosure

On November 29, 2010, Applied issued a press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Applied Materials, Inc. dated November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: November 29, 2010	By:	/S/ JOSEPH J. SWEENEY
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary